Exhibit 10.1

AMENDMENT NO. 1 TO PURCHASE AGREEMENT

This Amendment No. 1 (the “Amendment”), dated as of September 30, 2007, to the Purchase Agreement, dated as of April 24, 2007 (the “Agreement”), by and between MCP-TPI Holdings, LLC, a Texas limited liability company (the “Seller”), and Information Services Group, Inc., a Delaware corporation (the “Buyer” and together with the Seller, each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, Section 8.11 of the Agreement permits the Parties to amend the Agreement by an instrument in writing signed on behalf of each of Parties; and

WHEREAS, the Parties desire to amend the Agreement as provided herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.
DEFINITIONS

SECTION 1.01.    Definitions; References. Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement. Each reference to “hereof,” “hereunder,” “hereby,” and “this Agreement” shall, from and after the date of this Amendment, refer to the Agreement, as amended by this Amendment. Each reference herein to “the date of this Amendment” shall refer to the date set forth above. Each reference herein to “the date of this Agreement” or “the date hereof” shall refer to April 24, 2007.

ARTICLE II.
AMENDMENT TO AGREEMENT

SECTION 2.01.    Amendment to Section 2.1(b) of the Agreement. Section 2.1(b) of the Agreement shall be amended as follows:

(a)           the first sentence thereof is hereby deleted in its entirety and replaced with the following sentence: “At the Closing, Buyer shall pay, in consideration for the purchase of the Shares pursuant to Section 2.1(a) (collectively, the “Purchase Price”), (i) an amount in cash equal to the sum of $230,000,000 plus the Company Cash Balance (as defined below) and (ii) issue the Seller (or an affiliate of the Seller designated by it) the Seller Warrant; provided that, the Seller shall concurrently use a portion of the Purchase Price to payoff the Specified Debt in full.”; and

(b)           the second sentence thereof is hereby deleted in its in entirety.

SECTION 2.02.    Amendment to Section 2.2(c) of the Agreement Section 2.2(c) of the Agreement shall be amended as follows:

(a)           the phrase “less the Escrow Amount” is hereby deleted from subsection (i) thereof; and

(b)           subsection (ii) thereof is hereby deleted in its entirety and replaced with the following:

“(ii)         the Seller Warrant issued to the Seller (or an affiliate of the Seller designated by it);”.

SECTION 2.03.    Amendment to Section 4.12. Section 4.12 of the Agreement shall be amended by deleting it hereby in its entirety and replacing it with the following: “Section 4.12. [Reserved]”.

SECTION 2.04.    Amendment to section 6.2. Section 6.2(a) shall be hereby amended by deleting the phrase “Section 3.1(t), Section 3.2(i),” therefrom.

SECTION 2.05.    Amendment to Article. Article VII of the Agreement shall be hereby deleted in its entirety and replacing it with the following:

“Article VII          No Indemnification. From and after the Closing, neither the Buyer nor the Seller shall have any remedy with respect to breaches of the representations and warranties or pre-Closing covenants contained in this Agreement and each the Buyer and the Seller hereby waives to the maximum extent permissible under applicable Law any and all such claims, whether or not known at the Closing, other than in respect of claims based on breaches of Section 4.4, Section 4.6, Section 4.8, Section 4.10, Section 4.13 or Section 4.18.”

SECTION 2.06.    Amendment to Section 8.1. Section 8.1 of the Agreement shall be deleted in its entirety and replaced by the following:

“Section 8.1          No Survival. All representations and warranties contained in this Agreement shall expire at the Closing.”

SECTION 2.07.    Amendment to Section 8.15. Section 8.15 of the Agreement shall be deleted in its entirety and replaced by the following:

“Section 8.15       [Reserved]”

SECTION 2.08.    Amendment to Section 1.1 of the Agreement. Section 1.1 of the Agreement shall be amended as follows:

(a)           the definition of “Ancillary Agreements” is hereby amended by deleting the phrase “the Escrow Agreement” therefrom and replacing it with the following phrase: “the following agreements: None”;

(b)           the following new definition shall be added thereto: ““Seller Warrant” shall mean a warrant to acquire the number of shares of the Buyer’s common stock, $0.001 par value per share, as set forth in Exhibit A hereto; the Buyer and Seller expressly acknowledge and agree that Exhibit A hereto sets forth the material economic terms of the warrant and that the Buyer and Seller shall negotiate in good faith the other terms and conditions of the warrant prior to the Closing”; and

(c)           the following defined terms are hereby deleted: “Additional Consideration”, “Basket”, “Buyer Claim”, “Ceiling”, “Claim Notice”, “Escrow Account”, “Escrow Amount”, “Escrow Agent”, “Escrow Agreement”, “Indemnified Party”, “Losses”, “Seller Claims”, “Seller Indemnified Party”, “Survival Expiration Date” and “Third Party Claims.”

SECTION 2.09.    Amendment to Exhibit A of the Agreement. Exhibit A of the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

SECTION 2.10.    Additional Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

(a)           Authority Relative to Amendment. Seller has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations hereunder. The execution and delivery of this Amendment by Seller have been duly and validly authorized by all necessary limited liability company action, and no other corporate proceedings on the part of the Seller are necessary to authorize the execution and delivery of this Amendment. This Amendment has been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer, this Amendment constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles).

SECTION 2.11.    Additional Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

(a)           Authority Relative to Amendment. Buyer has all necessary power and authority to execute and deliver this Amendment, to perform its obligations hereunder. The execution and delivery of this Amendment by Buyer have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery of this Amendment. This Amendment has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by Seller, this Amendment constitutes a legal, valid and binding obligation of Buyer, enforceable against the Buyer in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

ARTICLE III.
MISCELLANEOUS

SECTION 3.01.    No Further Amendment. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all of the terms and conditions and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

SECTION 3.02.    Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to “this Agreement”, “hereof”, “herein”, “hereunder” and words or expressions of similar import shall be deemed a reference to the Agreement as amended hereby.

SECTION 3.03.    Governing Law. This Amendment shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York (other than any such Laws which would result in the application of the Laws of another jurisdiction)..

SECTION 3.04.    Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in two (2) counterparts, and by the Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and same agreement.

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IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

MCP-TPI HOLDINGS, LLC

By:	/s/ Mark Thomas
Name: Mark Thomas
Title: Managing Director

INFORMATION SERVICES GROUP, INC.

By:	/s/ Earl H. Doppelt
Name: Earl H. Doppelt
Title: Executive Vice President

Exhibit A

Material Economic Terms of Seller Warrant

Number of shares of common stock subject to warrant:	5,000,000, subject to adjustment for stock divisions or combinations prior to issuance
Exercise Price	$9.18 per share
Exercise Period	Exercisable at any time following the 1 year anniversary of the issuance date and prior to the Expiration Date
Expiration Date	5 years following the issuance date